SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2004

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-9435	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas 78613
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

       FieldPoint Petroleum Corporation (the "Company") consummated the purchase of a 87.5% to 100% working interest representing a 73.5% to 87.5% net revenue interest in oil and gas properties located in the Lusk Field in Lea County, New Mexico from PXP Gulf Coast, Inc. The acquisition was accomplished through an assignment of mineral leases covering the interests. The Company paid $850,000.00 cash consideration for the lease rights and related equipment. The funds for the acquisition were derived from the Company's existing revolving credit facility.

       Closing of the acquisition took place on March 11, 2004, with the effective date being April 1, 2004. The Company plans to hold the interests for production and further development.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements

Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

(c)	Exhibits
	Item	Title
	10.1	Assignment - To be filed by amendment.
	99.2	Press Release dated March 25, 2004

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIELDPOINT PETROLEUM CORPORATION
Date: March 26, 2004	By: /s/ Ray Reaves Ray Reaves, President